Exhibit 99.1

The ONE Group Reports Third Quarter 2026 Financial Results

Transactions Positive for Second Consecutive Quarter and Improved Sequentially for Three Consecutive Quarters

Year-to-Date Cash Flow from Operations Increased 143% to $41.8 million

Restaurant Operating Profit** for The Quarter expanded 190 basis points

Company Continues to Prioritize Capital-Efficient Growth

Denver, CO – (BUSINESS WIRE) – November 4, 2026 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 27, 2026.

Highlights for the third quarter 2026 compared to the same quarter in 2025 are as follows:

●	Total GAAP revenues of $177.0 million from $180.2 million, a decrease of 1.8%, with $4.5 million, or 2.5%, the result of the permanent and temporary closure of restaurants as part of the Grill Concepts portfolio optimization strategy, partially offset by revenue from new restaurants opened since the third quarter of 2025
●	Consolidated comparable sales* and comparable transactions slightly decreased 0.4% and increased 1.8%, respectively
●	Benihana brand comparable sales* and comparable transactions increased 0.7% and increased 2.7%, respectively
●	Net cash provided by operating activities in the quarter increased 50% to $8.8 million from $5.9 million; year-to-date net cash provided by operating activities increased $24.6 million to $41.8 million from $17.2 million
●	Restaurant operating profit** increased by 190 basis points to 13.2% of owned restaurant net revenue from 11.3%
●	GAAP Operating Income year-to-date increased $11.1 million to $14.6 million from $3.5 million
●	Adjusted EBITDA*** attributable to The ONE Group Hospitality, Inc. increased 5% to $11.1 million from $10.6 million, and year-to-date increased 3% to $60.8 million from $59.1 million

“Our third quarter results demonstrate the meaningful progress we are making in strengthening the financial performance of The ONE Group. We delivered positive transaction growth, while significantly improving operating income and expanding restaurant-level margins. These results reflect the effectiveness of our operational initiatives, the strength of our differentiated restaurant brands and the disciplined execution of our strategic priorities,” said Emanuel “Manny” Hilario, President and Chief Executive Officer of The ONE Group. “Importantly, we are translating these operational improvements into stronger cash flow. Through enhanced restaurant-level profitability, disciplined capital allocation and continued portfolio optimization, we are building a more efficient and financially resilient organization.

“The distinctiveness of our Vibe Dining brands, supported by our value messaging, is resonating with guests. Transactions have been positive for two consecutive quarters and have improved sequentially for three, demonstrating that guests continue to seek out differentiated dining experiences despite a cautious consumer environment,” Hilario continued, “Benihana, our largest brand, led the way in the quarter as we continue to execute our initiatives. Our strategy with the Grill Concepts has shown success in stabilizing transactions as comparable transactions were positive 1.7% for the quarter and positive 1.4% for year-to-date. The next step is to convert those traffic gains into sales.”

“Our beef strategy, supply chain initiatives and menu optimization drove a 190-basis point improvement in restaurant operating profit margin, enabling us to navigate a higher inflationary environment,” Hilario commented. “This operating discipline is also reflected in our cash generation, with cash flow from operations through the first three quarters more than doubled to $41.8 million after paying $29.4 million in interest.”

Hilario also provided an update on the Company’s capital efficient growth by remarking that, “our growth is now centered on franchise and license development and low cost conversions of select Grill Portfolio venues. We are particularly delighted with our progress with the performance of our Benihana Express prototype which now paces at an annual volume of $1.8 million. The combination of its small footprint, high revenues per square foot, and strong unit economics makes it a highly attractive vehicle for licensing. With this brand, we are able to bring the highly craveable Benihana food anywhere to consumers seeking a premium fast casual opportunity on the go,” Hilario concluded. “Entering our seasonally strongest quarter, we believe our improving transaction trends and strong portfolio position us well, and that disciplined capital allocation, together with operational execution, is the foundation for long-term shareholder value and accelerating the development of a significant pipeline of high-quality licensees for Benihana Express locations.”

Grill Concepts Portfolio Optimization

The Company continues to execute its portfolio optimization strategy, focusing on maximizing profitability and improving returns on invested capital across its restaurant portfolio. As part of this initiative, select Kona Grill and RA locations are being converted into Benihana and STK restaurants, leveraging the strength and established consumer appeal of these brands, coupled with the strength of the existing real estate.

As restaurants approach lease or option term end, the Company will make the determination to either 1) exit, or 2) refresh, relocate, remodel, or convert those units based on its evaluation of the quality of the real estate and projected return on capital spent on those options with an anticipated outcome of a highly performing restaurant portfolio. Currently, the Company operates twenty Kona Grills and twelve RAs, inclusive of the temporarily closed restaurants.

●	Currently, the Company has four temporarily closed Kona Grills and three temporarily closed RAs all awaiting conversion to Benihanas.
●	Year to date, the Company has re-opened the Riverton, Utah location (previously a Kona Grill) as a Benihana and the Baltimore, Maryland location (previously a Kona Grill) as a remodeled small footprint Kona Grill and a new STK.
●	Exited one RA (Phoenix, Arizona) and two Kona Grills (Cincinnati, Ohio and Huntsville, Alabama) due to lease expirations
●	Conversion economics are an approximate cost of $1.0 to $1.5 million, net per conversion, with an expected short payback
●	Expected outcome is a fully profitable Grill portfolio with enhanced margins and additional high quality Benihana and STK locations.

Capital Efficiency Focus

The Company is advancing a disciplined development strategy that prioritizes attractive investment returns, franchising, licensing and lower-cost restaurant formats. The Company has focused on increasing its capital efficiency by:

●	Significantly reducing discretionary capital expenditures to increase free cash flow and strengthen the balance sheet
●	Disciplined maintenance capital spend on existing restaurants
●	Prioritizing asset-light and conversion-driven growth with emphasis on franchising and licensing opportunities
●	Targeting new company-owned openings averaging $1.5 million, net or less in build-out costs

Benihana Express Expansion

The Company has accelerated its development of the Benihana Express brand primarily because of its potential for asset light expansion.

●	“Your Benihana Fix, On The Go!" A fast casual version of Benihana with heavy takeout / delivery
●	Premium food offerings (filet, lobster, Wagyu)
●	800-1,000 square foot space, with an anticipated cost of $400 to $500 per square foot
●	Compelling unit economics with projected combined food and labor costs of 45% to 50%
●	Two Company prototypes open (Miami, Florida, and Denver, Colorado); Miami prototype currently pacing at $1.8 million annual volume
●	Two additional locations expected to open in 2026 in Islamorada, Florida (Licensed) and Topanga Mall in Canoga Park, California (Owned)

2026 Completed Restaurant Development

Restaurant	Location	Date
Owned Kona Grill (relocation)	San Antonio, Texas	January 2026
Converted franchised Benihana to owned	Monterey, California	February 2026
Converted franchised Benihana Express to owned	Miami, Florida	March 2026
Owned STK (new)	Phoenix, Arizona	July 2026
Owned STK (new)	New York (Chelsea), New York	July 2026
Owned Benihana (conversion of a Kona Grill)	Riverton, Utah	July 2026
Owned STK (new)	Baltimore, Maryland	September 2026
Owned Kona Grill (relocation to smaller footprint)	Baltimore, Maryland	September 2026
Owned Benihana Express (new)	Denver, Colorado	November 2026

Current Restaurant Pipeline

Owned Restaurants Under Construction / Development:

●	Owned Benihana restaurant in Tigard, Oregon (conversion of a temporarily closed Kona Grill restaurant)
●	Owned Benihana Express in Topanga Mall in Canoga Park, California
●	Owned STK restaurant in New York City (Union Square)
●	Owned Kona Grill restaurant in Highlands Ranch, Colorado

Asset-Light Development:

●	Franchised Benihana in the Florida Keys
●	Licensed Benihana Express in the Florida Keys

Liquidity

As of September 27, 2026, the Company held a total of $40.3 million in short term liquidity, comprised of $13.7 million in cash and short-term credit card receivables and $26.6 million available under its revolving credit facility. Under the current conditions, the Company’s credit facility does not have any financial covenants.

2026 Financial Targets

The Company is updating its full year 2026 financial targets, reflecting its emphasis on expanding free cash flow through reduced capital expenditures, benefits of portfolio optimization and operational improvements.

Financial Results and Other Select Data US$s in millions	2026 Guidance December 27, 2026
Total GAAP revenues	$800 to $810
Consolidated comparable sales	+1%
Managed, license and franchise fee revenues	$13-$14
Total owned operating expenses as a percentage of owned restaurant net revenue	Approx. 82%
Consolidated total G&A, excluding stock-based compensation	$50-$51
Consolidated Adjusted EBITDA(1)	$95 to $100
Consolidated restaurant pre-opening expenses	$7.5 to $8.5 (~$3 non-cash rent)
Consolidated interest expense, net of interest income	$38 to $39
Consolidated effective income tax rate	10% to 20%
Consolidated total capital expenditures, net of allowances received from landlords	Approx. $30-$34
Consolidated number of new system-wide venues	6 – 8 new venues

(1) We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Stock Repurchase Program

The Company’s Board of Directors authorized a repurchase program of up to $15.0 million of outstanding common stock that was completed in December 2023. In March 2024, the Company’s Board of Directors authorized an additional $5.0 million of repurchases under this program. As of September 27, 2026, the Company had purchased 3.4 million shares for $19.3 million under the repurchase program. As a result of the Company’s ability to grow operating cash flow, combined with the disciplined capital expenditures, on November 3, 2026, the Company’s Board of Directors has authorized an additional $5.0 million to this program.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Nicole Thaung, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 201-389-0908. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13762363. The replay will be available until Wednesday, November 18, 2026.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group is recognized as one of “America’s Greatest Companies” (Newsweek, 2025), and Benihana is honored as one of ”America’s Best Brands for Value” (Forbes, 2025). The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, an interactive dining destination with highly skilled chefs preparing food right in front of guests and served in an energetic atmosphere alongside fresh sushi and innovative cocktails. The Company franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Samurai, an interactive dining experience located in sunny Miami, FL, provides a distinctive dining experience where skilled personal chefs masterfully perform the ancient art of teppanyaki right before your eyes.
●	Kona Grill, a polished casual, bar-centric Grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	Salt Water Social is your gateway to the seven seas, featuring an array of signature and unique fresh seafood items, complemented by the highest quality beef dishes and elegant, delicious cocktails.
●	Benihana Express, a small footprint fast casual concept showcasing the best of Benihana but without teppanyaki tables or bar.
●	RA, a Japanese fusion cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Non-GAAP Definitions

We have evolved our definition of non-GAAP financial measures starting in Q4 2025. We use certain non-GAAP measures in analyzing operating performance and believe that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

Reconciliations of these non-GAAP measures are included under “Reconciliation of Non-GAAP Measures” in this press release.

* Comparable sales represent total U.S. food and beverage sales at owned and managed units, a non-GAAP financial measure, opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings. Refer to the reconciliation of GAAP revenue to total food and beverage sales at owned and managed units in this press release.

** We define Restaurant operating profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant operating profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of operating (loss) income to Restaurant operating profit in this press release.

*** We define Adjusted EBITDA as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, stock-based compensation, lease termination and restaurant closure expenses, transition and integration expenses, transaction costs, non-cash rent, non-cash impairment loss, non-recurring gains and losses, certain transactional and exit costs and loss on early debt extinguishment. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net loss to Adjusted EBITDA in this press release.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to portfolio optimization, restaurant openings, the impact of the Benihana acquisition and 2026 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors, including economic downturns; (8) the impact of actual and potential changes in immigration policies, including potential labor shortages; (9) the potential impact of the imposition of tariffs, including increases in food prices and inflation and any resulting negative impacts on the macro-economic environment; (10) the impact of international conflicts on macroeconomic conditions; (11) risks related to our development and franchise partners; and (12) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 28, 2025 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except income per share and related share information)

	For the three periods ended September 27,	For the three periods ended September 28,	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025	2026	2025
Revenues:
Owned restaurant net revenue	$174,288	$177,424	$580,864	$588,729
Management, license, franchise and incentive fee revenue	2,670	2,776	9,387	9,979
Total revenues	176,958	180,200	590,251	598,708
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	33,936	37,412	113,014	123,722
Owned restaurant operating expenses	117,283	119,901	372,636	378,169
Total owned operating expenses	151,219	157,313	485,650	501,891
General and administrative (including stock-based compensation of $1,006 and $3,277 for the three and nine periods ended September 27, 2026, respectively, and $1,246 and $4,348 for the three and nine periods ended September 28, 2025, respectively)	13,323	13,274	42,353	38,027
Depreciation and amortization	11,727	11,530	33,152	32,229
Loss on impairment of long-lived assets	—	3,386	—	3,386
Lease termination and restaurant closure expenses (income)	1,362	(278)	4,246	5,428
Pre-opening expenses	2,727	698	7,057	3,958
Transition and integration expenses	2,364	2,607	3,023	10,275
Transaction costs	—	13	26	143
Other expenses (income)	84	(470)	138	(147)
Total costs and expenses	182,806	188,073	575,645	595,190
Operating (loss) income	(5,848)	(7,873)	14,606	3,518
Other expenses, net:
Interest expense, net of interest income	10,021	10,483	29,390	30,600
Total other expenses, net	10,021	10,483	29,390	30,600
Loss before provision for income taxes	(15,869)	(18,356)	(14,784)	(27,082)
Provision for income taxes	515	59,141	961	60,125
Net loss	(16,384)	(77,497)	(15,745)	(87,207)
Less: net loss attributable to noncontrolling interest	(278)	(757)	(719)	(1,338)
Net loss attributable to The ONE Group Hospitality, Inc.	$(16,106)	$(76,740)	$(15,026)	$(85,869)
Series A Preferred Stock paid-in-kind dividend and accretion	(10,340)	(8,535)	(29,591)	(24,263)
Net loss available to common stockholders	$(26,446)	$(85,275)	$(44,617)	$(110,132)

Net loss per common share (as restated, see Note 10):
Basic	$(0.79)	$(2.59)	$(1.33)	$(3.35)
Diluted	$(0.79)	$(2.59)	$(1.33)	$(3.35)

Weighted average common shares outstanding (as restated, see Note 10):
Basic	33,647,994	32,872,423	33,438,816	32,887,768
Diluted	33,647,994	32,872,423	33,438,816	32,887,768

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three periods ended September 27,	For the three periods ended September 28,	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025	2026	2025
Revenues:
Owned restaurant net revenue	98.5%	98.5%	98.4%	98.3%
Management, license, franchise and incentive fee revenue	1.5%	1.5%	1.6%	1.7%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	19.5%	21.1%	19.5%	21.0%
Owned restaurant operating expenses (1)	67.3%	67.6%	64.2%	64.2%
Total owned operating expenses (1)	86.8%	88.7%	83.6%	85.2%
General and administrative (including stock-based compensation of 0.6% for the three and nine periods ended September 27, 2026, respectively, and 0.7% for the three and nine periods ended September 28, 2025, respectively)	7.5%	7.4%	7.2%	6.4%
Depreciation and amortization	6.6%	6.4%	5.6%	5.4%
Loss on impairment of long-lived assets	—%	1.9%	—%	0.6%
Lease termination and restaurant closure expenses (income)	0.8%	(0.2)%	0.7%	0.9%
Pre-opening expenses	1.5%	0.4%	1.2%	0.7%
Transition and integration expenses	1.3%	1.4%	0.5%	1.7%
Transaction costs	—%	0.0%	0.0%	0.0%
Other expenses (income)	0.0%	(0.3)%	0.0%	0.0%
Total costs and expenses	103.3%	104.4%	97.5%	99.4%
Operating (loss) income	(3.3)%	(4.4)%	2.5%	0.6%
Other expenses, net:
Interest expense, net of interest income	5.7%	5.8%	5.0%	5.1%
Total other expenses, net	5.7%	5.8%	5.0%	5.1%
Loss before provision for income taxes	(9.0)%	(10.2)%	(2.5)%	(4.5)%
Provision for income taxes	0.3%	32.8%	0.2%	10.0%
Net loss	(9.3)%	(43.0)%	(2.7)%	(14.6)%
Less: net loss attributable to noncontrolling interest	(0.2)%	(0.4)%	(0.1)%	(0.2)%
Net loss attributable to The ONE Group Hospitality, Inc.	(9.1)%	(42.6)%	(2.5)%	(14.3)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.
(2)	Owned restaurant cost of sales as a percent of owned restaurant net revenue has improved year over year since the acquisition of Benihana in 2024, as noted in the table below.
	For the nine periods ended September 27,	For the year ended December 28,	For the year ended December 31,
	2026	2025	2024
Owned restaurant cost of sales	19.5%	20.7%	21.1%

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share information)

	September 27,	December 28,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$3,574	$4,168
Credit card receivable	10,139	19,480
Restricted cash and cash equivalents	499	499
Accounts receivable	11,201	15,389
Inventory	9,388	9,839
Other current assets	7,880	7,521
Total current assets	42,681	56,896

Property and equipment, net	281,510	278,195
Operating lease right-of-use assets	257,578	253,228
Goodwill	155,783	155,783
Intangibles, net	128,915	128,988
Other assets	8,371	8,852
Security deposits	2,259	2,254
Total assets	$877,097	$884,196

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$40,291	$36,633
Accrued payroll expenses	17,713	19,286
Accrued expenses	43,119	46,356
Current portion of operating lease liabilities	16,324	13,803
Deferred gift card revenue and other	5,320	6,819
Current portion of long-term debt	9,465	9,302
Other current liabilities	819	1,017
Total current liabilities	133,051	133,216

Long-term debt, net of current portion, unamortized discount and debt issuance costs	329,958	334,013
Operating lease liabilities, net of current portion	303,984	293,985
Other long-term liabilities	6,381	6,319
Deferred tax liabilities, net	5,187	5,187
Total liabilities	778,561	772,720

Commitments and contingencies (Note 16)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at September 27, 2026 and December 28, 2025	220,894	191,303

Stockholders’ deficit:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 35,205,282 issued and 31,939,118 outstanding at September 27, 2026 and 34,520,226 issued and 31,242,344 outstanding at December 28, 2025	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at September 27, 2026 and December 28, 2025	—	—
Treasury stock, at cost, 3,402,881 shares at September 27, 2026 and December 28, 2025	(19,308)	(19,308)
Additional paid-in capital	12,954	39,712
Accumulated deficit	(108,242)	(93,216)
Accumulated other comprehensive loss	(3,057)	(3,029)
Total stockholders’ deficit	(117,650)	(75,838)
Noncontrolling interests	(4,708)	(3,989)
Total deficit	(122,358)	(79,827)
Total liabilities, Series A preferred stock and stockholders' deficit	$877,097	$884,196

The following table summarizes the statement of cash flows for the nine periods ended September 27, 2026 and the nine periods ended September 28, 2025 (in thousands):

	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025
Net cash provided by (used in):
Operating activities	$41,794	$17,222
Investing activities	(35,246)	(44,172)
Financing activities	(7,115)	4,822
Effect of exchange rate changes on cash	(27)	100
Net decrease in cash and cash equivalents	$(594)	$(22,028)
Tenant Allowance Received	6,322	3,041

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant operating profit and Restaurant EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three periods ended September 27,	For the three periods ended September 28,	For the six periods ended September 27,	For the six periods ended September 28,
	2026	2025	2026	2025
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$174,288	$177,424	$580,864	$588,729
Management, license and incentive fee revenue	2,670	2,776	9,387	9,979
GAAP revenues	$176,958	$180,200	$590,251	$598,708

Food and beverage sales from managed units (1)	27,703	29,953	87,825	94,936

Total food and beverage sales at owned and managed units	$201,991	$207,377	$668,689	$683,665

(1)	Components of total food and beverage sales at owned and managed units

The following table presents a reconciliation of Owned restaurant net revenue for the nine periods ended September 27, 2026 to the nine periods ended September 28, 2025 (in thousands):

Owned restaurant net revenue for the nine periods ended September 28, 2025	$588,729
Decrease in sales for Grill Concepts restaurants closed(1)	(20,016)
Decrease in sales due to the elimination of auto-gratuities(2)	(3,076)
Increase in sales due to fiscal calendar shift(3)	8,291
Other changes in sales(4)	6,936
Owned restaurant net revenue for the nine periods ended September 27, 2026	580,864

(1)	Grill Concepts restaurants closed are comprised of Owned restaurant net revenue from Grill Concepts closed prior to September 27, 2026.
(2)	The elimination of auto-gratuities has no impact on net income attributable to The ONE Group Hospitality, Inc. or Adjusted EBITDA attributable to The ONE Group Hospitality, Inc. as the associated expense in Owned restaurant operating expenses was also eliminated.
(3)	On January 1, 2025, the Company transitioned from a calendar-based fiscal year to a 52/53-week fiscal year. The Company’s first nine periods of 2026 was the 182-day period of December 29, 2025 through September 27, 2026 compared to the first nine periods of 2025 which was the 180-day period of January 1, 2025 through September 28, 2025. The first nine periods of 2026 included New Year’s Eve while the first nine periods of 2025 did not include New Year’s Eve.

(4)	Other changes in sales is comprised of sales generated by new restaurant openings and the change in same store sales.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2025 and 2026:

	2025 vs. 2024					2026 vs. 2025
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
US STK Owned Restaurants	(2.3)%	(4.9)%	(6.2)%	(0.7)%	(3.4)%	(0.1)%	2.5%	(1.2)%	0.4%
US STK Managed Restaurants	(12.7)%	(9.5)%	(4.7)%	4.2%	(4.6)%	8.1%	6.4%	0.3%	5.1%
US STK Total Restaurants	(3.6)%	(6.0)%	(5.8)%	0.3%	(3.7)%	1.4%	3.2%	(0.9)%	1.3%
Benihana Owned Restaurants	0.7%	0.4%	(4.0)%	(0.4)%	(0.8)%	—%	0.8%	0.7%	0.5%
Grill Concepts Owned Restaurants	(13.7)%	(14.6)%	(11.8)%	(9.4)%	(12.5)%	(5.3)%	(2.9)%	(4.0)%	(4.1)%
Combined Same Store Sales	(3.2)%	(4.1)%	(5.9)%	(1.8)%	(3.7)%	(0.3)%	0.9%	(0.4)%	0.1%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision (benefit) for income taxes, depreciation and amortization, stock-based compensation, non-cash impairment loss, lease termination and restaurant closure expenses, transition and integration expenses, transaction costs, non-cash rent, non-recurring gains and losses, certain transactional and exit costs and loss on early debt extinguishment. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three periods ended September 27,	For the three periods ended September 28,	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025	2026	2025
Net loss attributable to The ONE Group Hospitality, Inc.	$(16,106)	$(76,740)	$(15,026)	$(85,869)
Net loss attributable to noncontrolling interest	(278)	(757)	(719)	(1,338)
Net loss	(16,384)	(77,497)	(15,745)	(87,207)
Interest expense, net of interest income	10,021	10,483	29,390	30,600
Provision for income taxes	515	59,141	961	60,125
Depreciation and amortization	11,727	11,530	33,152	32,229
EBITDA	5,879	3,657	47,758	35,747
Stock-based compensation	1,006	1,246	3,277	4,348
Loss on impairment of long-lived assets	—	3,386	—	3,386
Lease termination and restaurant closure expenses (income)(1)	1,362	(278)	4,246	5,428
Transition and integration expenses	2,364	2,607	3,023	10,275
Transaction costs	—	13	26	143
Non-cash rent(2)	425	243	1,955	(614)
Other expenses (income)	84	(470)	138	(147)
Adjusted EBITDA	11,120	10,404	60,423	58,566
Adjusted EBITDA attributable to noncontrolling interest	(12)	(155)	(414)	(551)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$11,132	$10,559	$60,837	$59,117

(2)	Lease termination and restaurant closure expenses are costs associated with closed locations.
(3)	Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the condensed consolidated statements of operations.

Restaurant operating profit and Restaurant EBITDA. We define Restaurant operating profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. We define Restaurant EBITDA as Restaurant operating profit minus non-cash rent.

We believe Restaurant operating profit and Restaurant EBITDA are an important component of financial results because: (i) they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant operating profit and Restaurant EBITDA as key metrics to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating (loss) income to Restaurant operating profit for the periods indicated (in thousands):

	For the three periods ended September 27,	For the three periods ended September 28,	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025	2026	2025
Operating (loss) income as reported	$(5,848)	$(7,873)	$14,606	$3,518
Management, license and incentive fee revenue	(2,670)	(2,776)	(9,387)	(9,979)
General and administrative	13,323	13,274	42,353	38,027
Depreciation and amortization	11,727	11,530	33,152	32,229
Loss on impairment of long-lived assets	—	3,386	—	3,386
Lease termination and restaurant closure expenses (income)	1,362	(278)	4,246	5,428
Pre-opening expenses	2,727	698	7,057	3,958
Transition and integration expenses	2,364	2,607	3,023	10,275
Transaction costs	—	13	26	143
Other expenses (income)	84	(470)	138	(147)
Restaurant operating profit	$23,069	$20,111	$95,214	$86,838
Restaurant operating profit as a percentage of owned restaurant net revenue	13.2%	11.3%	16.4%	14.8%
Non-cash rent	(229)	238	(446)	(614)
Restaurant EBITDA	$22,840	$20,349	$94,768	$86,224
Restaurant EBITDA as a percentage of owned restaurant net revenue	13.1%	11.5%	16.3%	14.6%

Restaurant operating profit by brand is as follows (in thousands):

	For the three periods ended September 27,	For the three periods ended September 28,	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025	2026	2025
STK restaurant operating profit (Company owned)	$6,223	$5,879	$28,443	$24,271
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	13.2%	12.8%	17.6%	16.0%
Benihana restaurant operating profit (Company owned)	$16,102	$13,928	$63,363	$57,586
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	15.8%	13.9%	18.7%	17.4%
Core Grill Concepts restaurant operating profit	$706	$1,018	$3,679	$6,652
Core Grill Concepts restaurant operating profit as a percentage of Core Grill Concepts revenue	3.0%	4.0%	4.8%	8.2%

Restaurant EBITDA by brand is as follows (in thousands):

	For the three periods ended September 27,	For the three periods ended September 28,	For the nine periods ended September 27,	For the nine periods ended September 28,
	2026	2025	2026	2025
STK restaurant EBITDA (Company owned)	$5,933	$5,790	$27,293	$23,633
STK restaurant EBITDA (Company owned) as a percentage of STK revenue (Company owned)	12.6%	12.6%	16.9%	15.5%
Benihana restaurant EBITDA (Company owned)	$16,515	$14,364	$64,494	$58,843
Benihana restaurant EBITDA (Company owned) as a percentage of Benihana revenue (Company owned)	16.2%	14.4%	19.1%	17.8%
Core Grill Concepts restaurant EBITDA	$322	$876	$3,143	$5,492
Core Grill Concepts restaurant EBITDA as a percentage of Core Grill Concepts revenue	1.4%	3.4%	4.1%	6.8%